Exhibit 99.1

TearLab Corporation Reports First Quarter 2017 Financial Results

SAN DIEGO, May 15, 2017 — TearLab Corporation (NASDAQ:TEAR) (TSX: TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the first quarter ended March 31, 2017. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

First Quarter 2017 Operational Highlights

-	Expanded the U.S. active device base to approximately 4,500 TearLab Osmolarity Systems
-	Staffed 97% of U.S. field sales positions
-	Reduced operating expenses by 29% and operating loss by 46% compared to first quarter 2016
-	Reduced cash burn to $2.4 million, from $6.6 million in first quarter 2016
-	Achieved initial CE Marking for next generation platform, providing regulatory clearance in the European Union and European Free Trade Association member countries
-	Received regulatory approval for the TearLab Osmolarity System in Brazil, well ahead of anticipated schedule

For the three months ended March 31, 2017, TearLab’s net revenues were $6.7 million, compared with $6.8 million for the same period in 2016. A net total of 88 TearLab Osmolarity® Systems were added in the first quarter of 2017, of which 24 were under the Company’s Flex program and 63 were purchased outside of the United States.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the first quarter ended March 31, 2017:

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	696	615	$2,622	$2,967
Use	155	154	$1,545	$1,555
Masters	1,715	215	$3,102	$24,743
Flex	1,933	779	$8,099	$20,098
Total	4,499	1,763

The Company’s reported net loss for the 2017 first quarter was approximately $4.4 million, or ($0.82) basic loss per share, compared to a reported net loss of approximately $7.3 million, or ($2.14) basic loss per share, in the first quarter of 2016. In addition, the Company’s cash burn in the first quarter was approximately $2.4 million, resulting in an ending cash balance of $13.0 million as of March 31, 2017.

“In the first quarter of 2017, we continued to execute under our refocused commercial model, and we are very pleased with the health of the core business as our flex contracts generated revenue of more than $20,000 per account on an annualized basis in Q1,” said Seph Jensen, TearLab’s Chief Executive Officer. “In addition, we are very pleased that nearly all of our U.S. field sales positions were filled, and we have seen the positive impact of having a full sales team with a stronger start to our second quarter in both revenue and placements than what we experienced in early Q1 2017.”

Business Outlook

The Company expects to achieve CE marking for the commercial version of its next generation platform, either late in the second quarter or early in the third quarter of 2017. This version will include biomarkers testing for osmolarity and two additional inflammation markers. The Company expects to file its application for clearance of its next generation device, including all three biomarkers, with the U.S. Food and Drug Administration by the end of the third quarter of 2017.

The Company continues to make progress on its evaluation of strategic alternatives and is currently reviewing a wide range of options. Additionally, TearLab has engaged an investment bank to assist in the evaluation of strategic alternatives. The Company does not have a further update on any specific alternatives at this time.

On May 10, 2017, the Company received a letter from the Nasdaq Listing Qualifications Staff (the “Staff”) indicating that, based upon the Company’s continued non-compliance with the minimum $35 million market value of listed securities (“MVLS”) requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(2), as of May 8, 2017, the Company’s securities would be subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing, at which it will present its plan to demonstrate compliance with the MVLS requirement and request an extension of time within which to do so. The Company’s request for a hearing will stay any action by the Staff with respect to the Company’s listing on Nasdaq pending the issuance of the Panel’s decision and the expiration of any extension granted by the Panel following the hearing. The Company will provide an update when relevant information becomes available.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning the market for dry eye patients, the potential success in developing and commercializing the next generation testing system and the TearLab Osmolarity System, the timeframe and ability to file and secure CE marking and U.S. Food and Drug Administration approval for the next generation commercial test card and testing device, the ability to quickly train and maintain stability in our sales force for continued execution, the ability to successfully identify and evaluate strategic alternatives and the ability to maintain our Nasdaq listing. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017,and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which TearLab expects to file with the SEC on May 15, 2017. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group

Lee Roth

Tel: 646-536-7012

lroth@theruthgroup.com

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	March 31,
	2017	2016
Revenue
Product sales	$5,987	$5,502
Reader equipment rentals	714	1,265
Total revenue	6,701	6,767
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	2,542	2,540
Cost of goods sold - reader equipment depreciation	466	554
Gross profit	3,693	3,673
Operating expenses
Sales and marketing	3,332	4,636
Clinical, regulatory and research & development	1,564	1,138
General and administrative	2,187	3,931
Amortization of intangible assets	-	304
Total operating expenses	7,083	10,009
Loss from operations	(3,390)	(6,336)
Other income (expense)	(1,031)	(918)
Net loss and comprehensive loss	$(4,421)	$(7,254)
Weighted average shares outstanding - basic	5,367,311	3,382,567
Net loss per share – basic	$(0.82)	$(2.14)
Weighted average shares outstanding - diluted	5,367,311	3,382,567
Net loss per share – diluted	$(0.82)	$(2.14)

TearLab Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars (000’s)

(Unaudited)

	2017	2016
ASSETS
Current assets
Cash	$13,032	$15,471
Accounts receivable, net	2,266	2,279
Inventory	3,324	3,193
Prepaid expenses and other current assets	1,216	1,226
Total current assets	19,838	22,169

Fixed assets, net	3,880	4,178
Intangible assets, net	44	60
Other non-current assets	220	220
Total assets	$23,982	$26,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,745	$1,858
Accrued liabilities	4,082	3,958
Deferred Rent	70	83
Total current liabilities	6,897	5,899

Long-term debt	26,906	26,449

Total liabilities	33,803	32,348

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 757 and 2,764 issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 9,500,000 authorized, 5,634,756 and 5,360,198 issued and outstanding at March 31, 2017 and December 31, 2016, respectively	6	5
Additional paid-in capital	507,302	506,982
Accumulated deficit	(517,129)	(512,708)
Total stockholders’ equity (deficit)	(9,821)	(5,721)
Total liabilities and stockholders’ equity	$23,982	$26,627